UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 13, 2006 (December 7, 2006)

SUNOCO, INC.

(Exact name of registrant as specified in its charter)

Pennsylvania	1-6841	23-1743282
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification number)

1735 Market Street, Suite LL, Philadelphia, PA	19103-7583
(Address of principal executive offices)	(Zip Code)

(215) 977-3000

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On December 7, 2006, the Board of Directors of Sunoco, Inc. (the “Board”) approved a new policy in the form of an amendment to the Company’s Corporate Governance Guidelines regarding the election of directors. Under the amendment, in an uncontested election, any incumbent nominee for director who does not receive at least a majority of the votes cast must submit his or her resignation to the Board. The Governance Committee will evaluate the tendered resignation and make a recommendation to the Board. The Board will then make a decision within 90 days from the date of the certification of the election results. A nominee who is not an incumbent and who does not receive at least a majority of the votes cast (but does receive a plurality vote) is deemed to have been elected and to have immediately resigned.

The Company’s amended Guidelines are available on Sunoco’s internet website at www.SunocoInc.com.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNOCO, INC. (Registrant)

Date: December 13, 2006	By:	/s/ Joseph P. Krott
Joseph P. Krott Comptroller (Principal Accounting Officer)